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                                                                   EXHIBIT 11(C)


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A No. 33-488/811-4416) of Armada Funds of our reports dated July 20, 1998, included in the May 31, 1998 Annual Reports to Shareholders of the Armada Funds Money Market Series.



                                            /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
September 14, 1998